Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

HEICO Corporation

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(2)
Equity	Class A Common Stock, $0.01 par value	Rule 457(c) and Rule 457(h)	576,338	(1)	$125.82	$72,514,847.16	0.0000927	$6,722.13
Total Offering Amounts						$72,514,847.16		$6,722.13
Total Fee Offsets								-
Net Fee Due								$6,722.13

(1)	This Registration Statement also includes an indeterminate number of additional shares of Class A common stock of HEICO Corporation (the “Company”) as may be issuable as a result of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2)	Calculated solely for purposes of determining the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, based on the average of the high and low prices of the Company's Class A common stock quoted on the New York Stock Exchange on August 29, 2022.